UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2012

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On May 22, 2012, MFA Financial, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) in New York, New York for the purpose of:  (i) electing three Class II directors to serve on the board of directors (the “Board”) until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iii) approving, by advisory (non-binding) vote, the Company’s executive compensation.  The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The three nominees for election to the Board were elected to serve on the Board until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify, based on the following votes:

Name of Class II Nominee	For	Withheld	Broker Non-Votes

Michael L. Dahir	254,572,550	4,696,950	65,319,028

Robin Josephs	254,627,859	4,641,641	65,319,028

George H. Krauss	252,261,726	7,007,774	65,319,028

Proposal 2.  The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, was approved, based on the following votes:

For	Against	Abstentions

322,692,081	1,438,079	458,368

Proposal 3.  The proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation was approved, based on the following votes:

For	Against	Abstentions	Broker Non-Votes

250,770,870	7,037,438	1,461,192	65,319,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and
General Counsel

Date: May 23, 2012